COLLECTIVE BARGAINING AGREEMENT EXTENSION

THIS AGREEMENT made this 18th day of January, 2007, by and between Local 377 RWDSU, hereafter referred to as "Union," and Kreisler Industrial Corporation, Hereafter referred to as "Employer."

WHEREAS, the Union and the Employer are parties to a collective bargaining agreement which is due to expire on December 4, 2006, and

WHEREAS, the parties hereto are engaged in collective bargaining negotiations toward a new collective bargaining agreement, and

WHEREAS, the parties desire to enter into an interim agreement extending the current collective bargaining agreement;

NOW, THEREFORE, be it agreed as follows:

  The Union and Employer agree that the present contract which expires on December 4, 2006 shall be extended until midnight, March 31st, 2007.
  If, during the interim, a new collective bargaining agreement is agreed upon, then any wage agreement shall be retroactive to December 5, 2006.
  During the term of this interim agreement, all terms and conditions of the current contract shall be in full force and effect and shall be adhered to.
  During the term of this interim agreement, the UNION agrees for itself and the bargaining unit members that there will be no strike or work interruption of any kind on or about Kreisler Industrial Corporation property.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seal or caused these presents to be executed by their appropriate corporate officers the day and year first above written.

COMPANY:

BY: /s/ Edward A. Stern

DATE: 18 January 2007

UNION:

BY:

/s/ James L. Gray

/s/ Elfero Weddington

/s/ Edison Gomez

/s/ Eduardo Manlapaz

DATE: 18 January 2007